UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 27, 2017, Cerecor Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Armistice Capital Master Fund Ltd (the “Purchaser”), pursuant to which the Purchaser agreed to purchase $5 million of the Company’s securities, consisting of 2,345,714 shares of the Company’s common stock at a purchase price of $0.35 per share and 4,179 shares of the Company’s newly-created Series A Convertible Preferred Stock (“Series A Preferred Stock”), which shares of preferred stock are convertible into 11,940,000 shares of common stock. The number of shares of common stock that were purchased in the private placement constituted approximately 19.99% of the Company’s outstanding shares of common stock immediately prior to the closing of the private placement. As part of this private placement, the Purchaser will also receive warrants (“Warrants”) to purchase up to 14,285,714 shares of the Company’s common stock at an exercise price of $0.40 per share. The Series A Preferred Stock will be convertible into common stock, and the Warrants will be exercisable, only after approval of the private placement by the Company’s stockholders as required by the rules and regulations of the NASDAQ Capital Market.  Pursuant to the NASDAQ Capital Market rules, holders of the common stock purchased under the Purchase Agreement will not be entitled to cast votes as to the approval of the private placement.

As long as the Purchaser maintains beneficial ownership of at least 13% of the Company’s outstanding common stock, the Purchaser, exclusively and as a separate class, shall be entitled to elect two directors to the Company’s Board of Directors. As long as the Purchaser maintains beneficial ownership of at least 10% of the Company’s outstanding common stock, the Purchaser, exclusively and as a separate class, shall be entitled to elect one director to the Company’s Board of Directors.

The Company intends to use the net proceeds from the private placement, following the payment of offering-related expenses, to prepare for the initiation of clinical trials for its product candidates CERC-501 and CERC-611 and for working capital and general corporate purposes. The Company will pay a fee of $350,000 to Maxim Group LLC in connection with the private placement.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance will be made in reliance on Rule 506 promulgated under the Securities Act, without general solicitation or advertising. The Purchaser represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment and that it is acquiring the Company’s securities without a view to distribution or resale in violation of the Securities Act. A Form D filing will be made following the closing of the private placement in accordance with the requirements of Regulation D.

The Purchase Agreement contains ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants and indemnification obligations. The foregoing description of the Purchase Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  A copy of the form of warrant is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Series A Preferred Stock

A total of 4,179 shares of Series A Preferred Stock have been authorized for issuance under the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Cerecor Inc. (the “Certificate of Designation”). The shares of Series A Preferred Stock have a stated value of $1,000 per share and, after approval of the private placement by the Company’s stockholders, will be convertible into 11,940,000 shares of the Company’s common stock.

The Series A Preferred Stock will be entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of the Company’s common stock or other securities.  The initial conversion price of $0.35 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Company’s common stock.

If the Company’s stockholders do not approve the conversion feature of the Series A Preferred Stock, the shares of Series A Preferred Stock will not become convertible, and will remain outstanding in accordance with the terms of the Certificate of Designation.

Except as otherwise required by law, the holders of Series A Preferred Stock will have no right to vote on matters submitted to a vote of the Company’s stockholders. Without the prior written consent of a majority of the outstanding shares of Series A Preferred Stock, however, the Company may not: (i) liquidate, dissolve or wind up the affairs of the Company; (ii) amend, alter, or repeal any provision of the Company’s certificate of incorporation or bylaws, including the Certificate of Designation; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock; (iv) purchase or redeem or pay any dividend on any capital stock prior to the Series A Preferred Stock, other than stock repurchased from former employees or consultants at the lower of fair market value or cost; (v) create or authorize the creation of any debt security other than equipment leases or bank lines of credit not to exceed $250,000 in the aggregate; (vi) create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; or (vii) increase or decrease the size of the Board of Directors of the Company.

In the event of the dissolution and winding up of the Company, the proceeds available for distribution to the Company’s stockholders shall be distributed pari passu among the holders of the shares of the Company’s common stock and Series A Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of the Company’s Series A Preferred Stock were then convertible, and were converted, into shares of the Company’s common stock.

The foregoing description of the rights, preferences and privileges of the Series A Preferred Stock does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designation, the form of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Warrants

As part of this private placement, the Company issued Warrants to the Purchaser to purchase up to 14,285,714 shares of the Company’s common stock at an exercise price of $0.40 per share.   The warrants will become exercisable only following such stockholder approval and will expire five years after the date of such stockholder approval. The initial exercise price is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Company’s common stock.

The foregoing description of the Warrants is a summary of the material terms of such agreements, does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein

Registration Rights Agreement

In connection with the private placement and pursuant to the terms of a registration rights agreement with the Purchaser (the “Registration Rights Agreement”), the Company has agreed to file one or more registration statements registering for resale the shares of common stock sold in the private placement and the common stock issuable upon exercise of the warrants and conversion of the Series A Preferred Stock. The foregoing description of the Registration Rights Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Rescheduling of Annual Stockholders Meeting

The Board of Directors of the Company has determined to postpone the Company’s 2017 Annual Meeting of Stockholders, which was originally scheduled for May 12, 2017, in order to allow its stockholders to vote on the proposal to approve the issuance of common stock upon conversion of the Series A Preferred Stock and the Warrants, as required by the rules of the NASDAQ Capital Market.   The rescheduled meeting will be held on June 30, 2017, and the Company will distribute a definitive proxy statement in connection with the matters to be voted on at the rescheduled meeting.

Item 3.02.                Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference herein.

Item 3.03.                Material Modification to Rights of Security Holders.

The information called for by this item is contained in Item 1.01 above and Item 5.03 below, which are incorporated by reference herein.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2017, the Company amended its certificate of incorporation by filing with the Secretary of State of the State of Delaware the Certificate of Designation. The description of the rights and preferences of the Series A Preferred Stock in Item 1.01 of this Current Report is incorporated by reference herein.

Item 8.01.                Other Events.

On April 28, 2017, the Company issued a press release announcing the execution of the Purchase Agreement and the rescheduling of the annual stockholders meeting, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Cerecor Inc.
4.1	Form of Warrant to Purchase Common Stock of Cerecor Inc.
10.1	Securities Purchase Agreement, dated April 27, 2017.
10.2	Registration Rights Agreement, dated April 27, 2017.
99.1	Press release of Cerecor Inc., dated April 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: April 28, 2017	By:	/s/ Mariam E. Morris
Mariam E. Morris
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Cerecor Inc.
4.1	Form of Warrant to Purchase Common Stock of Cerecor Inc.
10.1	Securities Purchase Agreement, dated April 27, 2017.
10.2	Registration Rights Agreement, dated April 27, 2017.
99.1	Press release of Cerecor Inc., dated April 28, 2017.